Exhibit 4.1
Execution Version

THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of February 10, 2016 (the close of business on such date, the “Effective Date”), is by and among Horsehead Holding Corp., a Delaware corporation (the “Issuer”), Delaware Trust Company, a Delaware state chartered trust company (the “Successor Trustee”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (the “Resigning Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, pursuant to an Indenture dated as of July 27, 2011 (as the same may be supplemented and amended from time to time, the “Indenture”), entered into by the Issuer and the Resigning Trustee, the Issuer issued 3.80% Convertible Senior Notes due 2017 (the “Notes”);

WHEREAS, the Issuer appointed the Resigning Trustee as the Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture;

WHEREAS, there is presently issued and outstanding $100,000,000 in aggregate principal amount of Notes;

WHEREAS, Section 10.09 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Issuer and such resignation shall become effective upon a successor trustee’s acceptance of appointment by the Issuer as provided thereunder;

WHEREAS, Section 10.10 of the Indenture provides that any successor Trustee appointed as provided in Section 10.09 of the Indenture shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment thereunder;

WHEREAS, the Resigning Trustee desires to resign as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, and the Issuer desires to appoint the Successor Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture to succeed the Resigning Trustee in each of such capacities under the Indenture; and

WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture;

NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee. The Resigning Trustee hereby resigns as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture effective as of the Effective Date.

The Issuer accepts the resignation of the Resigning Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar, and pursuant to Section 10.09 of the Indenture hereby appoints the Successor Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture. The Issuer hereby acknowledges that, as of the Effective Date, the Successor Trustee shall be the Trustee under the Indenture and shall hold all rights, powers, trusts, privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture. The Issuer agrees that the Successor Trustee shall be entitled to charge fees for the Successor Trustee’s services in accordance with the fee schedule submitted contemporaneously herewith to the Issuer by the Successor Trustee.

2.    Issuer Representations and Warranties. The Issuer represents and warrants to the Successor Trustee that:

a.    It is a corporation duly organized and validly existing pursuant to the laws of the State of Delaware;

b.    It has duly authorized the execution and delivery of this Instrument;

c.    The Indenture was validly and lawfully executed and delivered by the Issuer and is in full force and effect; and

d.    Assuming the accuracy of the representations and warranties made by the Resigning Trustee in Section 3 hereof, all conditions precedent relating to the appointment of the Successor Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture have been complied with by the Issuer.

3.    Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

a.    No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the knowledge of the responsible officer of the Resigning Trustee who is signing this document, by the Holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver;

b.    There is no action, suit or proceeding pending or, to the knowledge of the responsible officer of the Resigning Trustee who is signing this document, threatened against the Resigning Trustee before any court or governmental authority arising out o

f any action or omission by the Resigning Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar;

c.    The Resigning Trustee shall endeavor to deliver to the Successor Trustee, as of or immediately after the Effective Date hereof, to the extent available, all of the documents listed in Exhibit C hereto;

d.    The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation in accordance with its terms;

e.    As of the Effective Date, the Resigning Trustee will hold no property under the Indenture;

f.    To the best knowledge of the responsible officer of the Resigning Trustee who is signing this document, the Resigning Trustee has lawfully discharged its duties as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture;

g.    Each person who so authenticated the Notes was duly elected, qualified and acting as an officer or authorized signatory of the Resigning Trustee and empowered to authenticate the Notes at the respective times of such authentication and the signature of such person or persons appearing on such Notes is each such person’s genuine signature;

h.    The Resigning Trustee certifies that $100,000,000 in aggregate principal amount of Notes is outstanding and interest is current through July 1, 2015; and

i.    Except as set forth on Exhibit C hereto, the Indenture has not been supplemented and remains in full force and effect.

4.    Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Issuer that:

a.    It is eligible to serve as Trustee under Section 10.08 of the Indenture; and

b.    The execution and delivery of this Instrument has been duly authorized by the Successor Trustee, and this Instrument constitutes the Successor Trustee’s legal, valid, binding and enforceable obligation in accordance with its terms.

5.    Assignment etc. by Resigning Trustee. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee under the Indenture, upon the trusts expressed in the Indenture, all rights, powers, trusts, privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture, and effective as of such date does hereby pay over to the Successor Trustee any and all property and money, if any, held by the Resigning Trustee under and by virtue of the Indenture, with like effect as if the Successor Trustee was originally named as Trustee under the Indenture. Promptly after the execution and delivery of this Instrument, the Resigning Trustee shall cause a notice, the form of which is annexed hereto as Exhibit A to be sent to each Holder of the Notes.
6.    Acceptance by Successor Trustee. Pursuant to Section 10.10 of the Indenture, the Successor Trustee hereby accepts its appointment as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, and this Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the Effective Date; provided, that the resignation of the Resigning Trustee as Paying Agent and the appointment of the Successor Trustee as Paying Agent under the Indenture shall be effective 10 business days after the Effective Date. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit B to be sent to each Holder of the Notes.
7.    Additional Documentation. The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.

8.    Choice of Laws. This Instrument shall be governed by the laws of the State of New York.

9.    Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one and the same instrument.

10.    Survival of Issuer’s Obligations to Resigning Trustee. Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, the Issuer shall remain obligated under Section 10.06 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its prior service as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar as provided in the Indenture, and nothing contained in this Instrument shall in any way abrogate the obligations of the Issuer to the Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder.

11.    Notices. All notices, whether faxed or mailed, will be deemed received in accordance with Section 1.05 of the Indenture to the following:

TO THE SUCCESSOR TRUSTEE:

Delaware Trust Company
2711 Centerville Road
Wilmington, DE 19808
Attn: Trust Administration
Facsimile: (302) 636-8666

With a copy to:

Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, NY 10022
Attn: Jonathan L. Flaxer and Marc D. Rosenberg

TO THE RESIGNING TRUSTEE:

U.S. Bank National Association
    333 Commerce Street, Suite 800
    Nashville, Tennessee 37201
Attn: Corporate Trust Services

With a copy to:

Waller Lansden Dortch & Davis, LLP
Nashville City Center
511 Union Street, Suite 2700
Nashville, Tennessee 37219
Facsimile: (615) 244-6804
Attention: Beth E. Vessel

THE ISSUER:

Horsehead Holding Corp.
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania 15205
Facsimile: (412) 788-1812
Attention: Gary R. Whitaker, Esq.
Vice President, General Counsel and Secretary

With a copy to:

Kirkland & Ellis LLP
300 N LaSalle
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention: James S. Rowe, Esq.

12.    Successors and Assigns. All agreements of the Issuer, the Resigning Trustee and the Successor Trustee in this Instrument shall bind their respective successors and assigns.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the date set forth above.

Horsehead Holding Corp., as Issuer

By__/s/ Robert D. Scherich_______________
Name:    Robert D. Scherich
Its:    Vice President and Chief Financial Officer

U.S. Bank National Association, as Resigning Trustee

By__/s/ Wally Jones ____________________
Name: Wally Jones
Its:     Vice President

Delaware Trust Company, as Successor Trustee

By__/s/ Alan R. Halpern__________________
Name:    Alan R. Halpern
Its:    Vice President

EXHIBIT A

[U.S. Bank National Association Letterhead]

Notice to Holders of 3.80% Convertible Senior Notes due 2017 (the “Notes”)
issued pursuant to that certain indenture between Horsehead Holding Corp.
and U.S. Bank National Association (the “Trustee”), dated July 27, 2011

CUSIP NO: 440694AB3

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES REFERENCED ABOVE IN A TIMELY MANNER.

The Trustee hereby notifies you of its resignation as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar under the Indenture, pursuant to which the Notes were issued and are outstanding.

The Trustee’s resignation as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar was effective as of the close of business on February ____, 2016.

Dated: February ____, 2016

U.S. Bank National Association

EXHIBIT B

[Delaware Trust Company Company Letterhead]

Notice to Holders of Horsehead Holding Corp. (the “Issuer”)
3.80% Convertible Senior Notes due 2017 (the “Notes”)

CUSIP NO: 440694 AB3

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RE-TRANSMITTAL TO BENEFICIAL OWNERS OF THE NOTES REFERENCED ABOVE IN A TIMELY MANNER.

We hereby notify you of the resignation of U.S. Bank National Association, as Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar of the Notes (the “Resigning Trustee”) under the Indenture, dated as of July 27, 2011 (the “Indenture”), between the Issuer and the Resigning Trustee, pursuant to which the Notes were issued and are outstanding.

The Issuer has appointed Delaware Trust Company (the “Successor Trustee”), a Delaware state chartered trust company, whose Corporate Trust Office is located at 2711 Centerville Road, Wilmington, DE 19808, as successor Trustee, Paying Agent, Custodian, Conversion Agent, Bid Solicitation Agent and Registrar of the Notes under the Indenture, which appointment has been accepted and became effective at the close of business on the date hereof. Delaware Trust Company has also been appointed as the office or agency where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served.

Dated: February ____, 2016

Delaware Trust Company, as Successor Trustee

EXHIBIT C

Documents to be delivered by Resigning Trustee to Successor Trustee as to the Indenture:
1.Executed copy of the Indenture and Supplemental Indentures, if any.

2.	Copy of the most recent Compliance Certificate delivered pursuant to the Indenture.

3.
Certified list of the Holders of Notes as of the Effective Date, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders of Notes, the computer tape reflecting the identity of such Holders of Notes), and copies of other documents and information relating to administration and status of the trust created by the Indenture.

4.	Copies of any official notices sent by the Trustee to all Holders of Notes pursuant to the terms of the Indenture during the past twelve months.

5.	Notes debt service records.

6.	Trust account statements for one-year period preceding the Effective Date of this Instrument.

7.	All unissued Note inventory, if any and DTC FAST held global certificates.

8.	Such other non-confidential, unprivileged documents or information as the Successor Trustee may request on or after the Effective Date.